UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2017

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on June 7, 2017. The proposals presented at the annual meeting are described in detail in the Proxy Statement relating thereto, which was filed with the Securities and Exchange Commission on April 27, 2017. The voting results detailed below represent final results as certified by an independent inspector of elections. At the meeting, the Company’s shareholders voted on the proposals as follows:

Proposal 1	Election of Directors

Shareholders elected the following individuals as Directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Mark J. Bonney	35,761,545	214,864	12,212,971
Taher A. Elgamal	35,744,400	232,009	12,212,971
Robert C. Hausmann	35,742,265	234,144	12,212,971
Maribess L. Miller	35,745,775	230,634	12,212,971
Richard D. Spurr	35,077,062	899,347	12,212,971
David J. Wagner	35,770,302	206,107	12,212,971

Proposal 2	Ratification of Appointment of Accountants

Shareholders ratified the selection of Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for 2017.

For	Against	Abstain
47,932,250	159,519	97,611

Proposal 3	“Say on Pay”

Shareholders approved the following resolution: “Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

For	Against	Abstain	Broker Non-votes
35,529,852	366,812	79,745	12,212,971

Proposal 4	Frequency of Future “Say on Pay”

Shareholders approved holding an annual advisory vote on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain
29,263,388	70,933	6,586,692	55,396

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: June 7, 2017	By:	/s/ Justin K. Ferguson
Justin K. Ferguson Corporate Secretary